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                                                                    EXHIBIT 23.1
                                                                    ------------

                                   [FORM OF]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Exelon Corporation of our report dated February 29, 2000, except as to the joint petition for settlement described in Note 2 which is as of March 24, 2000 and the PUC order described in Note 4 which is as of March 16, 2000, relating to the financial statements and financial statement schedule, which appears in PECO Energy and Subsidiary Company's Annual Report on Form 10-K for the year ended December 31, 1999.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
November 13, 2000